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                            TAG-IT PACIFIC, INC.
                                  EXHIBIT 11


FOR THE YEAR ENDED AUGUST 31,                                 1997
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Net loss                                                    $   59,200
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Weighted average common shares outstanding                   2,085,609

Effect of options issued after August 31, 1996
at below the offering price                                    298,396

Effect of debt converted on October 14, 1997
at below the offering price                                    384,402

Option proceeds used to re-acquire treasury
stock at the offering price                                   (222,758)
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Weighted average shares outstanding                          2,545,649
                                                           -----------
Loss per share                                              $     0.02
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